UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 25, 2008
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 25, 2008, the Registrant announced the signing of a definitive agreement to acquire substantially all of the assets of Durham, North Carolina-based Tackticks, LLC and FlowTack, LLC for a total cash consideration of $4 million. The transaction is expected to close on or about October 1, 2008, with the full purchase price being funded with cash on hand. The Registrant does not consider the transaction to be material to its business or consolidated financial position. The announcement referencing the transaction is attached as Exhibit 99.1 to this report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
          99.1 Press Release of September 25, 2008 issued by Fuel Tech, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)
Date: September 30, 2008

	By:	/s/ John P. Graham
John P. Graham
Chief Financial Officer, Sr. Vice President and Treasurer